EXHIBIT 31.1

                                 CERTIFICATIONS

I, Stephen R. Johnson, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of UltraStrip Systems, Inc;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the unaudited, condensed financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.

4. The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures and internal controls and procedures for financial reporting (as defined in Exchange Act Rules 13a-14 and 15d-14) for the small business issuer and we have:

         a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the issuer is made known to us by others within the Company, particularly during the period in which this report is being prepared;

         b) Designed such internal controls and procedures for financial reporting, or caused such internal controls and procedures for financial reporting to be designed under our supervision, to provide reasonable assurances that the small business issuer's financial statements are fairly presented in conformity with accounting principles generally accepted in the United States of America;

         c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and internal controls and procedures for financial reporting as of the end of the period covered by this report ("Evaluation Date");

         d) Presented in this report our conclusions about the effectiveness of the disclosure controls and procedures and internal controls and procedures for financial reporting based on our evaluation as of the Evaluation Date;

         e) Disclosed to the small business issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function);

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                  i) All significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting which could adversely affect the small business issuer's ability to record, process, summarize and report financial information required to be disclosed by the small business issuer in the reports that it files or submits under the Act (15 U.S.C. 78a et seq.), within the time periods specified in the U.S.
Securities and Exchange Commission's rules and forms; and

                  ii) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal controls and procedures for financial reporting; and

         f) Indicated in this report any significant changes in the small business issuer's internal controls and procedures for financial reporting or in other factors that could significantly affect internal controls and procedures for financial reporting made during the period covered by this report, including any actions taken to correct significant deficiencies and material weaknesses in the small business issuer's internal controls and procedures for financial reporting.

Date:  April 14, 2004              /s/  Stephen R. Johnson
                                   -------------------------------------
                                   Stephen R. Johnson
                                   President and Chief Executive Officer